Exhibit 10.2
Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AND COLLABORATION AGREEMENT
BY AND BETWEEN
MENLO THERAPEUTICS INC.
AND
TORII PHARMACEUTICAL CO., LTD,
AND
JAPAN TOBACCO INC.
EFFECTIVE DATE: August 10, 2016

-i-

(continued)

(continued)

(continued)

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version
CONFIDENTIAL
LICENSE AND COLLABORATION AGREEMENT
This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of August 10, 2016 (the “Effective Date”) by and between MENLO THERAPEUTICS INC., a corporation organized and existing under the laws of Delaware having a principal place of business at 4085 Campbell Avenue, Suite 200, Menlo Park, CA 94025 (“MTI”), and TORII PHARMACEUTICAL CO., LTD., a Japanese corporation having a principal place of business at Torii Nihonbashi Building, 4-1, Nihonbashi-Honcho 3-chome, Chuo-ku, Tokyo, 103-8439, Japan (“Torii”) and JAPAN TOBACCO INC., a Japanese corporation having a principal place of business at JT Bldg. 2-1, Toranomon 2-chome, Minato-ku, Tokyo 105- 8422, Japan (“JT”). Torii and JT may be jointly referred to as “Licensee”. Licensee and MTI may each be referred to as a “Party” or collectively be referred to as the “Parties”.
RECITALS
WHEREAS, MTI has, pursuant to that certain Exclusive License Agreement between MTI and Merck Sharp & Dohme Corp (“Merck”) dated as of December 21, 2012 (the “Merck License Agreement”) licensed certain rights from Merck to Serlopitant in the Field (as defined below);
WHEREAS, simultaneously with the execution of this Agreement, MTI, Licensee and Merck have entered a letter agreement in the form attached as Exhibit A (the “Letter Agreement”), providing Licensee with additional licensing protections in the event the Merck License Agreement terminates;
WHEREAS, MTI desires to license to Licensee rights that MTI owns or controls (including rights in licensed by MTI under the Merck License Agreement) to technology related to Serlopitant in Japan, and Licensee desires to accept such license, for the commercialization of products containing Serlopitant in Japan; and
WHEREAS, MTI and Licensee desire to establish a collaboration for the development and commercialization of products containing Serlopitant in Japan, including the product candidate referred to by MTI as VPD-737, for the treatment of diseases and conditions other than nausea or emesis, in accordance with the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated elsewhere in this Agreement (and derivative forms of them shall be interpreted

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

accordingly). The terms “include,” “includes,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation” regardless of whether such phrase appears there (and with no implication being drawn from its inconsistent inclusion or non-inclusion).
1.1    “AAA” has the meaning set forth in Section 14.3.
1.2    “Acquiror” has the meaning set forth in Section 15.6.
1.3    “Adjusted Daily Yakka Price” means the [***].
1.4    “Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person.
1.5    “Alliance Manager” has the meaning set forth in Section 3.1.
1.6    “Back-up Manufacturing Rights” means Licensee’s right to [***]
1.7    “Bankrupt Party” has the meaning set forth in Section 13.4.
1.8    “Bankruptcy Code” has the meaning set forth in Section 13.4.
1.9    [***]
1.10    “Change of Control” means with respect to a Party, the occurrence of either of the following transactions (or series of related transactions) involving such Party:
(a)    merger, consolidation, stock sale or sale or transfer of all or substantially all of the Party’s assets or business pertaining to this Agreement, or other similar transaction or series of transactions, with another Person, except following such transaction (or series of transactions) where: (i) the Persons who were the beneficial owners of the outstanding voting securities (if any) of such Party immediately prior to such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity (the “Successor”) resulting from such transaction(s), or (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement(s) providing for such transaction(s); or
(b)    any transaction or series of related transactions in which any Person or group of related Persons acquires beneficial ownership of securities of the Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party.
1.11    “Claims” has the meaning set forth in Section 11.1.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.12    “Clinical Development” or “Clinically Develop” means all Development activities which are directed to the preparation for, conduct of, and analysis of a clinical trial or study of the Product, including, without limitation, as applicable, preclinical testing, toxicology, the examination of particular patient sub-populations within a given indication, and regulatory affairs which do not relate specifically to manufacturing of the Product (including preparation and submission of Regulatory Materials but excluding the Chemistry Manufacturing and Controls related portions of an such Regulatory Materials).
1.13    “Combination Product” means [***].
1.14    “Commercialization Plan” has the meaning set forth in Section 6.2.
1.15    “Commercialize” means to market, promote, sell, offer for sale and/or distribute.
1.16    “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, the carrying out of such obligations with a level of effort and resources [***].
1.17    “Competing Company” means a Person which, or an Affiliate of which, has [***].
1.18    “Competing Product” means a prescription product containing [***].
1.19    “Compound” means (a) any and all forms of Serlopitant (including, as appropriate, salts, esters and other relevant derivative structures) and (b) any other compound claimed in the MTI Patents.
1.20    “Confidential Information” of a Party means any and all information disclosed by such Party to the other Party under this Agreement or under the Prior CDA, whether in oral, written, graphic or electronic form.
1.21    “Control” means, with respect to any particular Data, Know-How or Patent, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such Data, Know-How or Patent and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the Data, Know-How or Patent on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party, paying such Third Party additional consideration, knowingly infringing the Patent rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.
1.22    “Cooperative Other Licensee” has the meaning set forth in Section 2.5(b).
1.23    [***]
1.24    “Cover” means, with respect to a Compound or Product and a particular Patent, that the use, manufacture, sale, offer for sale, or importation of the Compound or Product would, absent a license, infringe a Valid Claim of such Patent.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.25    “Data” means all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical, clinical data, nonclinical data, chemistry, manufacturing and controls data, and data from post-Commercialization trials or results which relates to the Products and/or the Compounds. For clarity, Data includes Safety Data and Regulatory Data.
1.26    [***]
1.27    [***]
1.28    “Develop” means activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Product, including nonclinical testing, toxicology testing, clinical trials, and preparation and submission of applications for obtaining, maintaining or expanding Regulatory Approval of a Product; provided, however, that Development shall exclude Commercialization and the building of commercial inventory of a Product.
1.29    “Developing Party” has the meaning set forth in Section 2.9.
1.30    “Development Milestone” has the meaning set forth in Section 4.4.
1.31    “Development Plan” means the plan set forth on Exhibit C setting forth the activities to be conducted to Clinically Develop the Compound.
1.32    “Dollar” or “$” means a USA dollar.
1.33    “EMA” means the European Medicines Agency or any successor entity.
1.34    “Event of Bankruptcy” has the meaning set forth in Section 13.4.
1.35    “Excluded Study” means each of the following clinical studies originally conducted by Merck:
(a)    [***];
(b)    [***];
(c)    [***]; and
(d)    [***].
1.36    [***]
1.37    “Executive Officer” means, with respect to MTI, [***], and with respect to Licensee, [***].
1.38    [***]
1.39    “FD&C Act” means the USA Federal Food, Drug and Cosmetic Act, as amended.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.40    “FDA” means the USA Food and Drug Administration or any successor entity.
1.41    “Field” means the treatment, prevention, or diagnosis of any disease, disorder or condition in humans, excluding, however, the treatment or prevention of nausea or emesis (including without limitation chemotherapy-induced nausea and vomiting and postoperative nausea and vomiting). Notwithstanding the foregoing, the Parties may expand the definition of Field pursuant to the provisions of Section 2.8.
1.42    “First Commercial Sale” means, with respect to a Product, the first sale, transfer or disposition for value or for end use to a Third Party of such Product in the Territory after Regulatory Approval has been obtained in the Territory.
1.43    “Formulation Technology” has the meaning set forth in Section 2.9.
1.44    “Governmental Authority” means any multinational, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).
1.45    [***]
1.46    “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.
1.47    “Indemnified Party” has the meaning set forth in Section 11.3.
1.48    “Indemnifying Party” has the meaning set forth in Section 11.3.
1.49    “Infringement” has the meaning set forth in Section 9.4(b).
1.50    “Improvement Patents” means any Patents claiming inventions relating to the Compound or any Product (including, without limitation, use, formulation and, to the extent solely applicable to Product, manufacturing), patent applications of which are filed after the Effective Date.
1.51    “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 3.2.
1.52    “Jointly Owned Improvement Patents” means any Improvement Patents which claims inventions conceived and reduced to practice jointly by (i) employees and/or agents of Licensee and/or any of its Affiliates and (ii) employees and/or agents of MTI and/or any of its Affiliates.
1.53    “Know-How” means all technical information and know-how, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, expertise, materials,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

methods, protocols and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all data, instructions, processes, formula, and expertise.
1.54    “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.
1.55    “Letter Agreement” has the meaning set forth in the Recitals.
1.56    “Liabilities” has the meaning set forth in Section 11.1.
1.57    “Licensee Data” means all Data generated by or on behalf of Licensee or its Affiliates during the Term.
1.58    “Licensee Formulations” means the forms and formulations of Products developed by Licensee or its Affiliates, Sublicensees and contractors for which it pursues Clinical Development or Commercialization.
1.59    “Licensee Grant-Back License” has the meaning set forth in Section 2.5(b).
1.60    “Licensee Indemnitees” has the meaning set forth in Section 11.1.
1.61    “Licensee Owned Improvement Know-How” means all Know-How owned by Licensee or its Affiliates which is developed during the Term and that is necessary for or actually used by Licensee, the Development of Products in the Field. For clarity, Licensee Owned Improvement Know-How excludes (a) Know-How contained within the Licensee Owned Improvement Patents and (b) all Data.
1.62    “Licensee Owned Improvement Patents” means any Improvement Patents Controlled by Licensee or its Affiliates which claim an invention conceived and reduced to practice during the Term by employees and/or agents of Licensee and/or any of its Affiliates and which are not Jointly Owned Improvement Patents.
1.63    “Licensee Partners” has the meaning set forth in Section 12.4(d).
1.64    “Manufacturing Development” means all Development activities which are directed to the manufacturing of the Product and Compound, [***].
1.65    “Merck License Agreement” has the meaning set forth in the recitals, a copy of which is attached hereto as Exhibit F, and any amendments thereto.
1.66    “MTI Data” means all Data Controlled by MTI or its Affiliate as of the Effective Date or generated by or on behalf of MTI or its Affiliates during the Term.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.67    “MTI Formulations” means (i) the oral tablet forms of the Product existing as of the Effective Date, (ii) any later forms and formulations of Products in the dosage range which are being clinically developed or commercialized by MTI or its Affiliates, (iii) any oral tablet forms of Products between [***]; and (iv) MTI Pediatric Formulations.
1.68    “MTI Indemnitees” has the meaning set forth in Section 11.2.
1.69    “MTI Know-How” means all Know-How Controlled by MTI or its Affiliate [***].
1.70    “MTI Owned Improvement Patents” means any Improvement Patents which claim inventions conceived and reduced to practice by employees and/or agents of MTI and/or any of its Affiliates and which are not Jointly Owned Improvement Patents.
1.71    “MTI Partners” has the meaning set forth in Section 12.4(d).
1.72    “MTI Patents” means the Patents listed in Exhibit B and any reissues, substitutions, confirmations, renewals, extensions, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, divisionals, or any Supplementary Protection Certificates or restoration of patent terms thereof or thereto as well as any equivalents thereof in any country.
1.73    “MTI Pediatric Formulations” means the oral suspension forms or formulation of the Product as may be developed by MTI or its Affiliates during the Term specifically for pediatric use and for which MTI or its Affiliates receives Regulatory Approval outside of the Territory.
1.74    “MTI Technology” means the MTI Know-How, the MTI Patents and the MTI Owned Improvement Patents.
1.75    “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, and the equivalent application to the equivalent agency in any other regulatory jurisdiction in the Territory.
1.76    [***]
1.77    “Net Sales” means, [***].
1.78    [***]
1.79    “Non-Bankrupt Party” has the meaning set forth in Section 13.4.
1.80    [***]
1.81    “Other Licensee” means any Third Party licensee of MTI that MTI has granted rights under the MTI Technology outside the Territory with respect to the Compound and/or Products.
1.82    “Other-Licensee Data” means all Data Controlled by an Other Licensee.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.83    [***]
1.84    “Other Licensee Owned Improvement Know-How” means all Know-How Controlled by an Other Licensee which is developed during the term of the Other Licensee’s agreement with MTI that is necessary for or actually used by such Other Licensee in, the Development of Products in the Field. For clarity, Other Licensee Owned Improvement Know-How excludes (a) Know-How contained within the Other Licensee Owned Improvement Patents and (b) all Other Licensee Data.
1.85    “Other Licensee Owned Improvement Patents” means all Improvement Patents Controlled by an Other Licensee which are developed during the term of the Other Licensee’s agreement with MTI that Cover the Development or Commercialization of Products in the Field.
1.86    [***]
1.87    [***]
1.88    “Patents” means, collectively, (a) pending patent applications (and patents issuing therefrom), issued patents, utility models and designs; and (b) reissues, substitutions, confirmations, renewals, extensions, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, divisionals, or any Supplementary Protection Certificates or restoration of patent terms of or to any such patents, patent applications, utility models or designs, in each case being enforceable within the applicable territory.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.89    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.90    “Past Clinical Study Report” means an IND Enabling Past Clinical Study Report or a NDA Enabling Past Clinical Study Report.
(a)    “IND Enabling Past Clinical Study Report” means each of the [***] clinical study reports summarizing in a form acceptable to the Regulatory Authority in the Territory the pre-existing clinical data arising from each of the following clinical studies originally conducted by Merck:
[***]; and
[***].
(b)    “NDA Enabling Past Clinical Study Report” means each of the [***] clinical study reports summarizing in a form acceptable to the Regulatory Authority in the Territory the pre-existing clinical data arising from each of the following clinical studies originally conducted by Merck:
[***]; and
[***].
1.91    “Pharmacovigilance Agreement” has the meaning given to such term in Section 5.5.
1.92    “Phase I Clinical Trial” means a human clinical trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(a) (or its successor regulation, or the equivalent in any foreign country) and is intended to determine the metabolism and pharmacological actions of the drug in humans, the side effects associated with increased doses, and, if possible, to gain early evidence on effectiveness.
1.93    “Phase II Clinical Trial” means a human clinical trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(b) (or its successor regulation, or the equivalent in any foreign country) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, for a Product in the target patient population.
1.94    “Phase III Clinical Trial” means a clinical trial in an extended human patient population designed to obtain data determining efficacy and safety of a Product to support Regulatory Approvals in the proposed therapeutic indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.
1.95    [***]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.96    “Premium Level” means an [***].
1.97    “Pricing Approval” means such approval, agreement, determination or decision by a Governmental Authority establishing prices in the Territory for a Product that can be charged to consumers and/or will be reimbursed by health insurance society(ies).
1.98    “Prior CDA” means that certain [***].
1.99    “Product” means any pharmaceutical product containing the Compound, either alone or in combination with one or more therapeutically active ingredients, in all dosage forms and formulations. For clarity “Product” includes a Combination Product.
1.100    “Product Marks” has the meaning set forth in Section 9.9.
1.101    “Regulatory Approval” means all approvals necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which shall exclude any pricing and reimbursement approvals.
1.102    “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.
1.103    “Regulatory Data” means any Data relating to the Development of the Product in a given jurisdiction that is required by any Regulatory Authority in a different jurisdiction to be (i) included or referenced in an IND and/or NDA in such different jurisdiction or (ii) otherwise submitted to such Regulatory Authority.
1.104    “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals, any pricing and reimbursement approvals, and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or jurisdiction.
1.105    “Remedial Action” has the meaning given to such term in Section 5.6.
1.106    “Required Third Party Agreement” has the meaning set forth in Section 8.5.
1.107    “Revenue” has the meaning set forth in Section 9.4(f).
1.108    “Royalty Term” means on a [***].
1.109    “Safety Data” means any and all data arising in Development, Commercialization or other use, testing or application of a Product which is related to the safety profile of such Product.
1.110    “Sublicense Agreement” has the meaning set forth in Section 2.2(a).

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.111    “Sublicensee” means any Third Party sublicensee (including such sublicensee’s Affiliates and further sublicensees) of Licensee that Licensee has granted rights under the MTI Technology with respect to the Compound and/or Products in accordance with Section 2.2.
1.112    “Sublicensee Data” means all Data Controlled by a Sublicensee.
1.113    [***]
1.114    “Sublicensee Owned Improvement Know-How” means all Know-How Controlled by a Sublicensee which is developed during the term of the Sublicense Agreement that is necessary for or actually used by such Sublicensee in the Development of Products in the Field. For clarity, Sublicensee Owned Improvement Know-How excludes (a) Know-How contained within the Sublicensee Owned Improvement Patents and (b) all Sublicensee Data.
1.115    “Sublicensee Owned Improvement Patents” means all Improvement Patents Controlled by a Sublicensee which are developed during the term of the Sublicense Agreement that Cover the Development or Commercialization of Products in the Field.
1.116    [***]
1.117    [***]
1.118    “Supply Agreements” has the meaning set forth in Section 7.1.
1.119    “Tax Documents” has the meaning set forth in Section 8.1(a).
1.120    “Term” has the meaning set forth in Section 13.1.
1.121    “Territory” means Japan.
1.122    “Third Party” means any Person not including the Parties or the Parties’ respective Affiliates.
1.123    “USA” means the United States of America, including all possessions and territories thereof.
1.124    “Valid Claim” means a claim of a Patent, which claim is pending and has not been finally abandoned or finally rejected or is issued and unexpired and has not been found to be unpatentable, invalid or unenforceable by a court or other authority having jurisdiction, from which decision no appeal is taken, shall be taken or can be taken.
ARTICLE 2
LICENSES
2.1    License to Licensee.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Subject to the terms and conditions of this Agreement, MTI hereby grants to Licensee during the Term an exclusive, royalty-bearing license, with the right to sublicense solely as provided in Section 2.2, under the MTI Technology:
(i)    to make, have made, use, import, export Products in order to Develop Products in the Field and in the Territory, and
(ii)    to make, have made, use, import, export, offer for sale, sell and have sold Products in order to Commercialize Products in the Field and in the Territory.
For clarity, (1) the right to make and have made Products granted under Section 2.1(i) and (ii) only applies to the Licensee Formulations or in connection with the Back-up Manufacturing Rights; Licensee is not granted any right to make or have made the Compound or to make or have made any Product other than (A) Licensee Formulations or (B) in connection with the Back-up Manufacturing Rights; (2) the rights granted under Section 2.1(i) and (ii) include the right to make and have made Licensee Formulations and exercise the Back-up Manufacturing Rights anywhere in the world solely for Development and/or Commercialization in the Territory; (3) notwithstanding the foregoing, Licensee and its Affiliates shall have the right to conduct any non-clinical testing or packaging of the Products within or outside the Territory, whether or not Back-up Manufacturing Rights have been exercised; (4) MTI retains the right to make and have made the Compound and/or Products in the Territory for Development or Commercialization outside the Territory (or to supply Licensee with Product in accordance with the Supply Agreements), (5) the right to Develop Products granted under Section 2.1(a)(i) includes the non-exclusive right to conduct Development (excluding clinical trials or other human use of the Product) anywhere in the world and (6) the rights granted under Sections 2.1(a)(i) and (ii) are exclusive with respect to MTI’s rights in the MTI Technology. Licensee shall not, and shall cause its Affiliates or Sublicensees not to, use or practice any MTI Technology outside the scope of the license granted to it under this Section 2.1.
2.2    Sublicense Rights.
(a)    Licensee shall have the right to grant sublicenses of the licenses granted in Sections 2.1, 5.7(a), 5.7(b), 5.7(c), 5.7(f) and 9.1(c) (and, to the extent permitted by the underlying licenses with Other Licensees, Section 2.6) to its Affiliates or Sublicensees solely as set forth in this Section 2.2 (each such sublicense, a “Sublicense Agreement”). Licensee shall remain primarily responsible for all of its Affiliates and Sublicensees’ activities and any and all failures by its Affiliates and Sublicensees to comply with the applicable terms of this Agreement and Licensee shall at all times remain liable for the performance and actions of its Affiliates and Sublicensees. Licensee shall be entitled to retain all consideration it receives in relation to granting any such Sublicense Agreement, provided Licensee shall be responsible for making all payments to MTI contemplated under Article 8 regardless of whether the activity of Licensee, its Affiliate or any of their respective Sublicensees or agents gives rise to such payment obligation.
(b)    Licensee shall, within [***] after entering into any Sublicense Agreement with a Third Party, notify MTI thereof and provide MTI with a true and complete copy of the Sublicense Agreement after redaction of financial terms and other relevant competitive information between Licensee and Sublicensee.

(continued)

(c)    Each Sublicense Agreement shall be consistent with the terms and conditions of this Agreement and shall include provisions binding and subjecting the Affiliate or Sublicensee to all applicable terms and conditions of this Agreement in the same manner and to the same extent as Licensee is bound thereby. Additionally, each Sublicense Agreement will include provisions requiring that such Sublicense automatically terminates in the event the Sublicensee (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any MTI Patents or MTI Owned Improvement Patents anywhere in the world.
2.3    Third Party Licenses. For the avoidance of doubt, MTI shall be responsible for payment obligations to Third Parties for Patents and Know-How within the MTI Technology that are licensed to MTI by a Third Party prior to the Effective Date, if any. Licensee hereby acknowledges and agrees that its sublicense under such in-licensed MTI Technology (if any) is subject to the terms and conditions of the applicable license agreement governing MTI’s license of such in-licensed MTI Technology, including, specifically, the Merck License Agreement.
2.4    MTI Retained Rights. Notwithstanding the rights granted to Licensee in Section 2.1 and without limiting the generality of Section 2.1(a), MTI retains all rights under the MTI Technology to make and have made Products for any purpose outside the Territory and/or outside of the Field. Except as explicitly set forth in this Agreement, MTI shall not be deemed by estoppel or implication to have granted Licensee any other licenses or other rights to any intellectual property.
2.5    Grant-Back License.
(a)    Licensee shall and hereby does grant to MTI a non-exclusive, sublicensable (in accordance with Section 2.5(b)), fully paid-up, royalty-free license under Licensee’s and its Affiliate’s rights in the Licensee Owned Improvement Patents and Licensee Owned Improvement Know-How:
(i)    to make, have made, use, import, export offer for sale, sell, and have sold Products in order to Develop Products in the Field and outside the Territory, and
(ii)    to make, have made, use, import, export, offer for sale, sell and have sold Products in order to Commercialize Products in the Field and outside the Territory.
For clarity, the rights granted under Section 2.5(a) include the right to make and have made the Compound and or Products in the Territory solely for Development and Commercialization outside the Territory (or with respect to supplying Licensee in accordance with the Supply Agreements).
(b)    MTI shall have the right to sublicense the rights granted to it in Sections 2.5(a), 5.7(a), 5.7(b), 5.7(d), 5.7(f) and 9.1(c) (and, to the extent permitted by each underlying license with a Sublicensee, Section 2.7) to its Affiliates and to any Other Licensee to the extent such Other Licensee has granted an Other Licensee Non-Exclusive Grant-Back License to Licensee (such Other Licensee, a “Cooperative Other Licensee”), provided that MTI shall at all times remain liable for the performance and actions of its Affiliates and Other Licensees. MTI shall not, and shall

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not permit any of its Affiliates or Other Licensees to, use or practice any Licensee Owned Improvement Patents or Licensee Owned Improvement Know-How outside the scope of the license granted to it under this Section 2.5. The rights granted in this Section 2.5 are referred to as “Licensee Grant-Back License”.
(c)    Notwithstanding any provisions to the contrary, the licenses rights, and access to Patents, Know-How and Data (other than Regulatory Data or Safety Data) granted to MTI hereunder excludes any license right or access to the extent relating to a non-generic therapeutically-active ingredient used in a Combination Product regardless of whether such non-

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

generic therapeutically-active ingredient is Controlled by Licensee or otherwise. For clarity, this Section 2.5(c) is not intended to affect Licensee’s obligations or MTI’s rights under Section 5.7 with respect (i) to all Safety Data relating to any such Combination Product or otherwise and (ii) to any Regulatory Data relating to the Compound.
2.6    [***]
2.7    [***]
2.8    Right to Expand the Field. In the event the Merck License Agreement is amended to include in the rights licensed by MTI the treatment or prevention of nausea or emesis (including without limitation chemotherapy-induced nausea and vomiting and postoperative nausea and vomiting) or any part thereof, MTI will offer Licensee the right to expand the definition of “Field” to include such uses; provided, however, in order to exercise Licensee’s right, if MTI made a payment to Merck in order to expand the field under the Merck License Agreement, Licensee will pay, as sole compensation therefor, to MTI an amount equal to (a) MTI’s payment obligations to Merck to effect the expansion of the Field in the Territory under the Merck License Agreement or, (b) in the event MTI’s new rights under the Merck License Agreement are broader in geographic scope than the Territory, a payment in relative proportion to the value of such rights in the Territory. Upon Licensee’s exercise of the rights granted hereunder and making of any required payment hereunder, the definition of “Field” will be deemed to include the treatment or prevention of nausea or emesis (including without limitation chemotherapy-induced nausea and vomiting and postoperative nausea and vomiting) or the relevant part thereof.
2.9    Formulation Development. During the Term, each Party (the “Developing Party”) may, in its discretion and subject to the licenses granted in Section 2.1, engage a Third Party to develop additional formulations of a Product and such engagement may result in the development of Patents and/or Know-How relating formulations of a Product (“Formulation Technology”). To the extent any Formulation Technology is Controlled by the Developing Party, it will automatically be included in the licenses granted to the other Party under Sections 2.1 or 2.5, as applicable. To the extent any Formulation Technology is not Controlled by the Developing Party and is instead Controlled by a Third Party, upon the request of the other Party, the Developing Party will cooperate and in good faith facilitate negotiations between such Third Party and the other Party to allow the other Party to use and exploit such Formulation Technology in a manner consistent with the rights of such other Party under this Agreement. For clarity, neither Party will pay any additional consideration for rights to Formulation Technology Controlled by a Developing Party.
ARTICLE 3
GOVERNANCE
3.1    Alliance Managers. Within [***] after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the [***] to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall

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serve as the primary contact points between the Parties for the purpose of providing each Party with information on the progress of the Parties’ Development and Commercialization of Products. The Alliance Managers shall also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
3.2    Joint Steering Committee.
(a)    Formation and Role. Within [***] days after the Effective Date, the Parties shall establish a Joint Steering Committee (the “Joint Steering Committee” or “JSC”) to facilitate the exchange of information relating to each Party’s Development and Commercialization activities with respect to the Compound and/or Products. The JSC shall provide a forum for each Party to apprise the other and, to the extent applicable, coordinate, strategies and timelines for the Development, Regulatory Approval and Commercialization of Product in the Territory. Decisions of the JSC, as brought to a vote by the chairperson(s), shall be made [***]. The JSC shall not have the power to bind either of the Parties or to make any tactical or day-to-day operational decisions with respect to either Party’s activities under this Agreement or otherwise. The JSC may establish and may separately dissolve sub-committees (with equal representation from both Parties) for detailed or technical discussions.
(b)    Members. Each Party shall initially appoint [***] representatives to the JSC, each of whom shall be a senior officer or employee of the applicable Party. The JSC may change its size from time to time by mutual consent of its members; however, at all times the JSC shall be comprised of equal number of members from each Party. Each Party may replace its representatives at any time upon written notice to the other Party specifying the prior representative(s) and their replacement(s). Either Party may designate substitutes for its representatives if one (1) or more of such Party’s designated representatives is unable to be present at a meeting. The JSC shall have a chairperson from each Party. The role of the chairpersons shall be to convene and preside at the meeting of the JSC, but the chairperson shall have no additional powers or rights beyond those held by other JSC representatives.
(c)    Meetings. The JSC shall meet at least [***] time per every [***] period during the Term unless the Parties mutually agree in writing to a different frequency for such meetings. [***] may also call a special meeting of the JSC (by videoconference or teleconference) by at least [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting. No later than [***] prior to any meeting of the JSC (other than a special meeting), the chairperson of the JSC shall prepare and circulate an agenda for such meeting; provided, however, that [***] may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JSC may meet in person, by videoconference or by teleconference, provided however, at least [***] shall be in person unless the Parties [***] in writing to waive such requirement in lieu of a videoconference or teleconference. In-person JSC meetings shall be held at locations alternately selected by MTI and by Licensee. Each Party shall bear the expense of its respective JSC members’ participation in JSC meetings. The chairperson of the JSC shall be responsible for preparing reasonably detailed written minutes of

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all JSC meetings. MTI shall prepare and send draft meeting minutes to each member of the JSC for review and approval within [***] after each JSC meeting. Such minutes shall be deemed approved [***] of the JSC provides amendments or edits to such minutes within [***] of receipt. Each Party may bring one or more additional participants to any meeting (e.g., individuals with expertise in relevant technical or regulatory issues), provided (A) such additional participant is bound by confidentiality obligations at least as restrictive as those contemplated under this Agreement and (B) such additional participants will not have a vote in any matters before the JSC.
(d)    Change of Control. In the event that (i) MTI or its Affiliate undergoes a Change of Control to a Competing Company or (ii) MTI or its Affiliate acquires control of a Competing Company (except in case that MTI’s Affiliate becomes a Third Party hereunder as the result of such Change of Control), the Confidential Information of Licensee disclosed to MTI during any JSC meeting or pursuant to the functions of the JSC shall not be disclosed directly or indirectly to such Competing Company’s personnel [***].
ARTICLE 4
DEVELOPMENT AND DILIGENCE
4.1    Development Plan. Attached hereto as Exhibit C is the initial Development Plan, setting forth the activities to be conducted by Licensee to Develop a Product in the Territory and in the Field. [***]. If and when there is a material change to the Development activities to be conducted by Licensee, [***].
4.2    Development Responsibility. Licensee shall have sole responsibility for all Development (both Clinical Development and Manufacturing Development) and shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for Products in the Field and in the Territory. Licensee shall be solely responsible for all costs associated with such Development activities.
4.3    Subcontractors and Sublicensees.
(a)    Either Party may perform any of its Development obligations under this Agreement through its Affiliates and through one or more subcontractors, provided that (i) such Party remains responsible for the work allocated to such Affiliates, or subcontractors to the same extent it would if it had done such work itself; (ii) the Affiliate, or subcontractor (as the case may be) undertakes in writing obligations of confidentiality and non-use regarding Confidential Information of the other Party, that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof, and (iii) in the case of Licensee, the Affiliate, or subcontractor (as the case may be) agree in writing to assign all rights or grant sufficient rights in any Data, inventions, other Know-How and other intellectual property developed in the course of performing any such work to Licensee and in the case of MTI, the Affiliate, or subcontractor (as the case may be) agree in writing to assign all rights or grant sufficient rights in any Data, inventions, other Know-How and other intellectual property developed in the course of performing any such work to MTI.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Either Party may perform any of its Development obligations under this Agreement through one or more sublicensees or licensees, as applicable, provided that (i) such Party remains responsible for the work allocated to such sublicensees or licensees to the same extent it would if it had done such work itself; and (ii) the sublicensee or licensee undertakes in writing obligations of confidentiality and non-use regarding Confidential Information of the other Party, that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof.
4.4    Clinical Development Milestone Obligation.
(a)Licensee shall [***].
(b)[***]
4.5    [***]
4.6    MTI Pediatric Formulations.     During the Term, [***].
ARTICLE 5
REGULATORY MATTERS AND DATA
5.1    Regulatory Activities.
(a)    Except as detailed in Section 5.1(b), Licensee shall be responsible for conducting all Development activities related to Regulatory Materials and Regulatory Approvals in the Field and in the Territory. Licensee shall be responsible for preparing and submitting the NDAs in the Territory and in the Field for all indications for the Product. Licensee shall file and own all right, title and interest in all regulatory filings designed to obtain or support Regulatory Approval in the Territory.
(b)    Upon Licensee’s reasonable request, MTI shall assist Licensee in conducting all (or certain) Manufacturing Development activities related to Regulatory Materials and Regulatory Approvals in the Field and in the Territory, [***]. Licensee shall be responsible for preparing and submitting those portions of the NDAs relating to Manufacturing Development (including the Chemistry Manufacturing and Controls sections) in the Territory and in the Field for all indications for the Product.
(c)    Upon Licensee’s reasonable request, MTI shall assist Licensee in responding in a timely manner all queries and requests received by Licensee from the Regulatory Authority in the Territory.
5.2    Regulatory Reports. Each Party shall keep the other Party informed of material regulatory developments relating to Products in the Territory through regular reports at the JSC meetings. Licensee shall promptly notify MTI of any material Regulatory Materials (other than routine correspondence) received from any Regulatory Authority in the Territory and shall provide MTI with copies thereof within [***] after receipt and shall consider in good faith any input from MTI in preparing responses. Licensee shall provide MTI with reasonable advance notice of all

(continued)

material meetings, conferences, and discussions scheduled with any Regulatory Authority in the Territory concerning a Product.
5.3    Regulatory Costs.
(a)    Licensee shall be solely responsible for all costs and expenses incurred by Licensee in the preparation, filing and maintenance of all Regulatory Materials and Regulatory Approvals for Products in the Field and in the Territory.
(b)    Licensee shall reimburse MTI for all costs and expenses [***] incurred by MTI in the preparation, filing and maintenance of all Manufacturing Development related Regulatory Materials and Regulatory Approvals for Products in the Field and in the Territory.
5.4    Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority against itself, its Affiliates, or any of its subcontractors or sublicensees (including any Persons in the supply or distribution chain of the Product) as well as any Regulatory Authority, which may materially affect the Development, Commercialization or regulatory status of a Product in the Territory. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.
5.5    Adverse Event Reporting and Safety Data Exchange. No later than [***] prior to the targeted filing date reasonably set by Licensee of an IND for any Product in the Field and in the Territory, the Parties shall enter into a commercially reasonable pharmacovigilance agreement (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall include customary guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Product, including any and all Safety Data. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Laws. Furthermore, such agreed procedure shall be consistent with relevant guidelines of the International Conference on Harmonisation, except where such guidelines may conflict with existing local regulatory reporting or safety reporting requirements, in which case the local reporting requirements shall prevail. The Pharmacovigilance Agreement shall provide for an adverse event database for Products in the Territory to be maintained by Licensee [***]. Licensee shall be responsible for reporting quality complaints, adverse events and safety data related to Products to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Products in the Territory. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates and permitted sublicensees to comply with such obligations.
5.6    Remedial Actions. Each Party shall notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action with respect to a Product taken by virtue of applicable Laws (a “Remedial Action”). The Parties shall assist each other in gathering

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and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall, and shall ensure that its Affiliates and sublicensees will, maintain adequate records to permit the Parties to trace the distribution and use

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of the Products in the Territory. Licensee shall have the right to decide whether any Remedial Action with respect to Products in the Field and in the Territory should be commenced and Licensee shall have the obligation, [***] to control and coordinate all efforts necessary to conduct such Remedial Action for the Field and in the Territory.
5.7    Data Exchange and License.
(a)    Safety Data.
(i)    Licensee shall obligate each and every Sublicensee to promptly disclose and make available to Licensee all Safety Data in such Sublicensee’s possession.
(ii)    MTI shall obligate each and every Other Licensee to promptly disclose and make available to MTI all Safety Data in such Other Licensee’s possession.
(iii)    Each Party shall disclose and make available all relevant Safety Data (including Safety Data received pursuant to Sections 5.7(a)(i) or (ii) above) to the other Party on a timely basis taking into account applicable obligations to any Regulatory Authority and/or as may be required by the Pharmacovigilance Agreement.
(iv)    Notwithstanding anything to the contrary, nothing in this Agreement shall restrict (A) MTI from sharing any and all Safety Data with any Other Licensee or (B) Licensee from sharing any and all Safety Data with any Sublicensee. MTI shall have the right to permit Other Licensee to use and disclose any Safety Data to the extent required by the Regulatory Authorities. Licensee shall have the right to permit Sublicensee to use and disclose any Safety Data to the extent required by the Regulatory Authorities.
(b)    Regulatory Data.
(i)    Licensee will obligate each and every Sublicensee to disclose and make available to Licensee in a timely fashion all Regulatory Data in such Sublicensee’s possession and allow Licensee to disclose such Regulatory Data to MTI and allow further disclosures to any Other Licensees. For clarity, the Sublicensee will be obligated to disclose to Licensee (A) any final study report containing Regulatory Data upon the completion of such final study report, and (B) the underlying raw data supporting such final study report, but only to the extent that such raw data or any sub-analysis of such data are reasonably deemed necessary or appropriate to be directly submitted to a Regulatory Authority.
(ii)    MTI will obligate each and every Other Licensee to disclose and make available to MTI in a timely fashion all Regulatory Data in such Other Licensee’s possession and allow MTI to disclose such Regulatory Data to Licensee and allow further disclosures to any Sublicensees. For clarity, the Other Licensee will be obligated to disclose to MTI (A) any final study report containing Regulatory Data upon the completion of such final study report and (B) the underlying raw data supporting such final study report, but only to the extent that such raw data or any sub-analysis of such data are reasonably deemed necessary or appropriate to be directly submitted to a Regulatory Authority.

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(iii)    Each Party shall disclose and make available all relevant Regulatory Data to the other Party on a timely basis after the receipt of such Regulatory Data, upon the completion of a related final study report and the underlying raw data supporting such final study report, but only to the extent that such raw data or any sub-analysis of such data are reasonably deemed necessary or appropriate to be directly submitted to a Regulatory Authority.
(iv)    MTI may disclose and make available any and all Regulatory Data to any Other Licensee for use in the Development of the Product and Licensee may disclose and make available any and all Regulatory Data to any Sublicensee for use in the Development of the Product. The Regulatory Data of each Party will be considered such Party’s Confidential Information; however, the other Party may use and disclose such Regulatory Data (and allow the same rights to its Sublicensees and Other Licensees, as applicable) to the extent necessary in the Development of the Product consistent with the rights of such other Party.
(c)    MTI Other Data.
(i)    MTI hereby grants to Licensee during the Term an exclusive, royalty-bearing license, with the right to sublicense solely as provided in Section 2.2, to use and exploit the MTI Data in order to Develop Products in the Field and in the Territory. For clarity, all MTI Data will be considered the Confidential Information of MTI and, except as contemplated in this Section 5.7 with respect to Safety Data and Regulatory Data, Licensee will only have the right to sublicense MTI Data to Data Sharing Sublicensees.
(ii)    MTI shall [***].
(d)    Licensee Other Data.
(i)    Licensee hereby grants to MTI a non-exclusive fully paid-up, royalty-free, license, with the right to sublicense solely as provided in Section 2.5(b), to use and exploit the Licensee Data in order to Develop Products in the Field outside of the Territory. For clarity, all Licensee Data will be considered the Confidential Information of Licensee and, except as contemplated in this Section 5.7 with respect to Safety Data and Regulatory Data, MTI will only have the right to disclose Licensee Data to Data Sharing Other Licensees.
(ii)    Licensee shall [***].
(e)    Data Exchange.
(i)    MTI shall, or shall cause its Affiliates to, transfer to Licensee (1) within [***] following the Effective Date an electronic copy of the Data owned or Controlled by MTI or its Affiliates prior to the Effective Date and (2) subject to Section 5.7(a)(iii) and 5.7(b)(iii) with respect to Safety Data and Regulatory Data respectively, within [***] following the end of each calendar quarter during the Term, an electronic copy of the Data Controlled by MTI or its Affiliates which became available during such calendar quarter, but, in each case, [***]. MTI will de-identify any clinical trial data to the extent necessary to permit such transfer. For clarity, the above Data disclosure obligation is limited to the transfer of “final” clinical, pre-

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clinical or manufacturing related reports, provided MTI will make the relevant underlying Data available to Licensee upon Licensee’s reasonable request.
(ii)    Subject to Section 5.7(a)(iii) and 5.7(b)(iii) with respect to Safety Data and Regulatory Data respectively, Licensee shall, or shall cause its Affiliates to, transfer to MTI within [***] following the end of each calendar quarter during the Term an electronic copy of the Data Controlled by Licensee or its Affiliates which became available during such calendar quarter, but, in each case, subject to and as permitted under the terms of any applicable clinical trial protocol and the consents of trial subjects. Licensee will de-identify any clinical trial data to the extent necessary to permit such transfer. For clarity, the above Data disclosure obligation is limited to the transfer of “final” clinical, pre-clinical or manufacturing related reports, provided Licensee will make the relevant underlying Data available to MTI upon MTI’s reasonable request.
(f)    Right of Reference.
(i)    MTI hereby grants to Licensee, its Affiliates and Sublicensees a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b), and any foreign equivalents, to any and all Regulatory Materials Controlled by MTI or its Affiliates for the Products (including any data and information referenced therein), to be used with respect to Products in the Field and in the Territory. MTI will [***].
(ii)    Licensee hereby grants to MTI, its Affiliates and the Other Licensees a “Right of Reference or Use” as that term is defined in 21 C.F.R. § 314.3(b), and any foreign equivalents, to any and all Regulatory Materials Controlled by Licensee or its Affiliates for the Products (including any data and information referenced therein). Licensee will [***].
(g)    Record Keeping.
Licensee shall (and shall cause its Affiliates and Sublicensees to) maintain the appropriate records of Data (including, but not limited to, study reports, data sets and source documents) in accordance with applicable Laws to the extent such Data is subject to data exchange under this Section. MTI shall (and shall cause its Affiliates, Merck and Other Licensees to) maintain the appropriate records of Data (including, but not limited to, study reports, data sets and source documents) in accordance with applicable Laws to the extent such Data is subject to data exchange under this Section.
5.8    Established Inspection Records. Upon Licensee’s request, MTI shall promptly provide to Licensee establishment inspection records for all of the sites where toxicology studies sponsored by MTI or its Affiliates have been or are to be conducted.
ARTICLE 6
COMMERCIALIZATION
6.1    Commercialization Responsibilities. During the Term, Licensee shall be responsible for all aspects of the Commercialization of each Product in the Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan, (b)

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

negotiating with applicable Governmental Authorities regarding the price and reimbursement status of the Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of Products in the Territory. Licensee shall bear all of the costs and expenses incurred in connection with such Commercialization activities.
6.2    Commercialization Plan. The strategy for the Commercialization of each Product shall be described in a comprehensive plan that describes the pre-launch, launch and subsequent Commercialization activities for such Product in the Territory (the “Commercialization Plan”). Licensee shall submit (a) the initial Commercialization Plan to the JSC no later than [***] prior to the anticipated approval of the NDA in the Territory for each Product and (b) a final Commercialization Plan to the JSC no later than [***] prior to the anticipated approval of the NDA in the Territory for each Product. Licensee shall provide a report regarding activities related to the implementation of the Commercialization Plan at each meeting of the JSC and provide at least [***] an updated Commercialization Plan for each Product.
6.3    Commercial Diligence. During the Term, Licensee shall use [***] to Commercialize each Product in the Territory. Further, Licensee shall [***].
6.4    [***].
6.5    Non-Compete. Licensee agrees not to, and shall cause its Affiliates and Sublicensees not to, [***] any Competing Product in the Territory prior to or during [***].
ARTICLE 7
MANUFACTURE AND SUPPLY
7.1    Supply Agreements. The Parties will (a) negotiate in [***], not later than [***] after the Effective Date, and thereafter use [***] enter into a clinical supply agreement for supply of the Product to be used in Licensee’s Development activities in the Territory, and (b) negotiate in [***], not later than [***] in the Territory for the Product, and thereafter use [***] to promptly enter into a commercial supply agreement for supply of the Product to be used in Licensee’s Commercialization activities in the Territory, in each case incorporating the terms detailed on Exhibit D (such Agreements, collectively the “Supply Agreements”). MTI shall supply all clinical and nonclinical materials and commercial requirements of the MTI Formulations (including Compound) to Licensee during the Term of this Agreement in accordance with the Supply Agreement.
7.2    Licensee Formulations. Licensee shall have the right to manufacture or have manufactured its Development and commercial requirements of the Licensee Formulations except [***]. MTI shall supply and sell to Licensee, and Licensee shall purchase from MTI,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[***] for such Licensee Formulations during the Term except as provided in the Supply Agreements.
7.3    Selection of a Contract Manufacturer. In the event that MTI plans to retain or change a Third Party contract manufacturer to manufacture the Compound and/or Products, MTI shall [***] notify Licensee and shall provide Licensee with [***].
7.4    Accreditation. MTI and the Licensee acknowledge that, pursuant to the Japanese Pharmaceutical Affairs Law, MTI and its applicable manufacturing sites, including any test or storage facilities, are required to be accredited as of the time when the Licensee files for Regulatory Approval for Licensed Product in the Territory. In order to obtain such accreditation, [***]. In the case of application by the Licensee on behalf of MTI and/or its contract manufactures, MTI shall provide the Licensee with all documents and information available to MTI and reasonably requested by the Licensee in a timely manner. In the event that MTI makes changes with respect to the following matters after the accreditation, MTI shall notify Licensee within [***]:
(i)    Name or address of the person responsible for the manufacturing establishment;
(ii)    Name of the executives responsible for the services;
(iii)    Name of the manufacturing establishment;
(iv)    Major part of buildings and facilities of the manufacturing establishment; and
(v)    Category and (deemed) accreditation number, when a foreign manufacturer obtains additional accreditations for another category, or discontinues operation of their accredited manufacturing establishment.
7.5    Audits of Manufacturing Facilities by Regulatory Authority. If a Regulatory Authority in the Territory requests an inspection or audit of MTI’s facilities and/or contract facilities manufacturing a Compound or Product (including any test or storage facilities), MTI shall use its [***] with the Licensee and the Regulatory Authority in fulfilling such request. Following receipt of the final inspection or audit observations of the Regulatory Authority (a copy of which MTI shall provide as soon as possible to the Licensee [***]), MTI shall use [***] to consult with the Licensee and prepare the response to any such observations, in English. [***]. Nothing contained within this Section 7.5 shall restrict either Party from making a timely report to a Regulatory Authority or take other action that it deems to be appropriate or required by applicable Law.
7.6    Audits of Manufacturing Facilities by Licensee. MTI shall permit the Licensee to perform a standard GMP compliance audit at its manufacturing sites (including any test or storage facilities) relating to Product per year without cause upon reasonable notice during regular business hours. For clarity, MTI shall permit the Licensee to perform GMP compliance

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

audit at the manufacturing site at any time for cause. An audit "for cause" shall mean an audit in response to a regulatory authority audit notice concerning quality system issues or failures.
ARTICLE 8
COMPENSATION
8.1    Initial Payments.
(a)    Within [***] of the later of (i) the Effective Date and (ii) receipt from MTI of all competed tax documents required for the payment under this Section 8.1, Licensee shall, on behalf of MTI, file an Application Form for Income Tax Convention (together with the original Residence Certificate issued to MTI by the Internal Revenue Service of the USA) with tax authorities in Japan in order to reduce MTI’s tax liability for the amount payable to MTI pursuant to this Section 8.1 (such document shall be referred to as “Tax Documents”).
(b)    Within [***] after the later of (i) the Effective Date and (ii) receipt from MTI of Tax Documents, Licensee shall pay to MTI a non-refundable, non-creditable payment of [***] by wire transfer in immediately available funds.
(c)    Within [***] of Licensee’s receipt from MTI of both of (i) all of the IND Enabling Past Clinical Study Reports and (ii) Tax Documents, Licensee shall pay to MTI a non-refundable, non-creditable payment of [***] by wire transfer in immediately available funds.
(d)    Within [***] of both of (i) Licensee’s confirmation on completion of ICH-M7 Validation and (ii) Licensee’s receipt from MTI of Tax Documents, Licensee shall pay to MTI a non-refundable, non-creditable payment of [***] by wire transfer in immediately available funds.
8.2    Development Milestone Payments. Within [***] Licensee shall, on behalf of MTI, [***].
8.3    Commercial Milestone Payments. Licensee shall make each of the following [***].

[***]	[***]
[***]	Fifteen Million Dollars ($15,000,000)

8.4    Royalties.
(a)    Royalty Rates. Licensee shall pay to MTI non-refundable, non-creditable royalties on Net Sales of all Products in the Territory during the Royalty Term, as calculated by [***].
(b)    [***]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)Royalty Reports and Payments. Within [***] the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of any Product is made anywhere in the Territory, Licensee shall provide MTI with a report containing the following information for the applicable calendar quarter, on a Product-by-Product basis: [***].
8.5    Third Party Royalty Offsets. In the event that during the Royalty Term, Licensee (a) has entered into any agreement with any Third Party to obtain a license to any Patents in the absence of which the composition of matter or utility of a Product would infringe such Patents in the Territory (each, an “Required Third Party Agreement”) and (b) makes royalty payments under such Required Third Party Agreements, [***].
8.6    Foreign Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars of Net Sales invoiced in Japanese Yen shall be made at the closing exchange rate of the last day reported in The Wall Street Journal (United States internet edition) over the applicable reporting period (calendar quarter).
8.7    Payment Method; Late Payments. All payments due to either Party hereunder shall be made in Dollars by wire transfer of immediately available funds into an account in the USA designated by such Party. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due until the date of payment at the per annum rate of [***] over the then-current prime rate reported in The Wall Street Journal (United States internet edition) or the maximum rate allowable by applicable Laws, whichever is lower.
8.8    Records. Licensee and its Affiliates and Sublicensees shall maintain complete and accurate records in sufficient detail to permit MTI to confirm the accuracy of the calculation of royalty payments for [***] from the end of the calendar year in which the royalty payment was due hereunder. MTI shall have the right to audit such records in accordance with Section 8.9.
8.9    Audits. For a period of [***] from the end of the calendar year in which a payment was due hereunder, upon [***] prior notice, Licensee shall (and shall require that its Affiliates and Sublicensees) make such records relating to such payment available, during regular business hours and not more often than once each calendar year, for examination by an independent certified public accountant selected by MTI and reasonably acceptable to Licensee, for the purposes of verifying compliance with this Agreement and the accuracy of the financial reports and/or invoices furnish pursuant to this Agreement. The results of any such audit shall be shared by the auditor with both Parties and shall be considered Confidential Information of both Parties. Non-disputed amounts shown to be owed by either Party to the other shall be paid within [***] from the auditor’s report, plus interest (as set forth in Section 8.7) from the original due date. MTI shall bear the full cost of such audit unless such audit discloses underpayment more than [***] of the royalties due in Licensee’s payments, in which case Licensee shall bear the full cost of such audit.
8.10    Taxes.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.
(b)    Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Licensee to MTI under this Agreement. To the extent Licensee is required to deduct and withhold taxes on any payment to MTI, Licensee shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to MTI an official tax certificate or other evidence of such withholding sufficient to enable MTI to claim credit or deduction for such payment of taxes. MTI shall provide Licensee any completed tax forms that may be reasonably necessary in order for Licensee not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. The Parties acknowledges that said tax forms have to be filed with the Governmental Authority periodically (annually under the regulation as of the Effective Date after the launch of the first Product in Territory for purposes of the royalty and commercial milestone payments hereunder). Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.
(c)    Taxes Resulting From Licensee Action. If Licensee is required to make a payment to MTI that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of any failure on the part of Licensee to comply with applicable Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the sum payable by Licensee (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that MTI receives a sum, after reduction for any tax benefit, including tax credit, available to MTI arising out of payment of such withholding tax, equal to the sum which it would have received had no such withholding or deduction obligation occurred.
ARTICLE 9
INTELLECTUAL PROPERTY MATTERS
9.1    Ownership.
(a)    Subject to the licenses granted in Section 2.1 and Section 5.7, as between the Parties, MTI shall own all right, title and interest in and to all MTI Patents, MTI Know-How, MTI Data and MTI Owned Improvement Patents.
(b)    Subject to the licenses granted in Section 2.5 and Section 5.7, as between the Parties, Licensee shall own all right, title and interest in and to all Licensee Data, Licensee Owned Improvement Know-How, and Licensee Owned Improvement Patents.
(c)    Licensee and MTI shall jointly own, in equal, undivided shares (and each Party hereby assigns and agrees to assign to the other Party an equal, undivided interest in), all

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

right, title and interest in the Jointly Owned Improvement Patents. Unless otherwise described in this Agreement, each Party shall be free to practice its rights under the Jointly Owned Improvement Patents and license such rights to a Third Party without permission of or accounting or payment to the other Party. Each Party shall execute all papers and take all actions that the other Party reasonably requests in order to assign to the other Party and evidence its joint ownership right, title, and interest in and to the Jointly Owned Improvement Patents, including without limitation execution of any assignments or other agreements further evidencing such Party’s joint ownership of and rights in the Jointly Owned Improvement Patents.
(i)    MTI hereby grants to Licensee during the Term an exclusive (even as to MTI and its Affiliates), fully paid-up, royalty-free, right and license, with the right to sublicense to Sublicensee, under the Jointly Owned Improvement Patents:
(1)    to use and import, Products in order to Develop Products in the Field and in the Territory, and
(2)    to use, import, offer for sale, sell and have sold Products in order to Commercialize Products in the Field and in the Territory.
For clarity, MTI retains the right under the Jointly Owned Improvement Patents to make and have made the Compound and/or Products in the Territory for Development or Commercialization outside the Territory.
(ii)    Licensee hereby grants to MTI during the Term an exclusive (even as to Licensee and its Affiliates), fully paid-up, royalty-free, irrevocable, perpetual, right and license, with the right to sublicense to Other Licensee, under the Jointly Owned Improvement Patents:
(1)    to use and import Products in order to Develop Products in the Field and outside the Territory, and
(2)    to use, import, offer for sale, sell and have sold Products in order to Commercialize Products in the Field and outside the Territory.
For clarity, Licensee retains the right under the Jointly Owned Improvement Patents (i) to make, have made, import or export the Compound or to make, made, import or export any Product in connection with Licensee Formulations or Licensee’s Back-up Manufacturing Right; (ii) to conduct any non-clinical testing or packaging of the Products within or outside the Territory, whether or not Back-up Manufacturing Rights have been exercised; and (iii) to conduct Development (excluding clinical trials or other human use of the Product) anywhere in the world.
9.2    Third Party Licenses. Licensee shall be responsible for obtaining rights to any intellectual property controlled by Third Parties which Licensee deems necessary or desirable for further Development and/or Commercialization of Product in the Field and in the Territory.
9.3    Prosecution of Patents.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)    MTI Prosecuted Patents.
(i)    As between the Parties, MTI shall have the right to prepare, file, prosecute and maintain, including but not limited to defense against oppositions, invalidation trials and suits for canceling trial decision, the MTI Patents and MTI Owned Improvement Patents in the Territory. MTI shall bear all costs of preparation, filing, prosecution and maintenance of MTI Patents and MTI Owned Improvement Patents. [***].
(ii)    During the Term, if MTI decides to cease the prosecution or maintenance, including but not limited to defense against oppositions, invalidation trials and suits for canceling trial decision, of any MTI Patent in the Territory or any MTI Owned Improvement Patent in the Territory, [***].
(iii)    MTI shall reasonably support Licensee in obtaining registration under the name of Licensee in the Territory of the exclusive license granted to Licensee under this Agreement (except with respect to the right to make, have made Products or use them for non-clinical development in the Territory) as a “Senyo Jisshiken” in accordance with Article 77 of the Japanese Patent Law immediately after the Effective Date with respect to MTI Patents already issued or within [***] after issuance or registration of the relevant MTI Patents in the Territory. For clarity, MTI shall obtain an approval and support of Merck for Licensee to make such registration. Licensee shall cooperate with MTI in deleting such Senyo Jisshiken registration immediately upon expiration of the Term or termination of the Agreement.
(b)    Licensee Owned Improvement Patents.
(i)    [***].
(c)    Jointly Owned Improvement Patents in the Territory.
(i)    [***].
(d)    Jointly Owned Improvement Patents outside the Territory.
(i)    [***].
(e)    Cooperation. Each Party shall provide the other Party with all reasonable assistance and cooperation, [***], in the patent prosecution efforts provide above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.
9.4    Enforcement of MTI Patents or MTI Owned Improvement Patents.
(a)    Notification. If either Party becomes aware of any existing or threatened infringement of the MTI Patents or MTI Owned Improvement Patents in the Field in the Territory, which infringing activity involves the using, making, importing, offering for sale or selling Products or a competitive product or otherwise adversely affects or is reasonably

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

expected to adversely affect the Commercialization of any Product in the Territory, it shall [***] the other Party in writing to that effect and [***].
(b)    Actions Controlled by MTI; Licensee’s Back-Up Enforcement Right. [***].
(c)    Other Infringement. With respect to any infringement of the MTI Patents or MTI Owned Improvement Patents anywhere in the world other than Infringement, [***].
(d)    Collaboration. Each Party shall provide to the enforcing Party [***] in such enforcement, at such enforcing Party’s [***]. The enforcing Party shall keep the other Party [***]. The non-enforcing Party shall be entitled to separate representation in such matter [***].
(e)    Settlement.
(i)    Licensee shall not settle any claim, suit or action that Licensee brings under Section 9.4(b) [***].
(ii)    MTI shall not settle any claim, suit or action in connection with MTI Patents or MTI Owned Improvement Patents in or for the Territory, which such MTI brings under Section 9.4(b) in the Territory or otherwise outside the Territory, [***].
(f)    Expenses and Recoveries. The term “Revenue” includes [***]. The enforcing Party bringing a claim, suit or action under Section 9.4(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party receives Revenue in such claim, suit or action, such Revenue shall be allocated first to the reimbursement of any expenses incurred by such Party in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel) and second to the reimbursement of any expenses incurred by the other Party in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be allocated [***].
9.5    Enforcement of Other Improvement Patents. [***].
9.6    Patents Licensed From Third Parties. Each Party’s rights under this Article 9 with respect to the prosecution, maintenance and enforcement of any MTI Patent that is licensed by MTI [***] prosecute, maintain and enforce such Patent.
9.7    Infringement of Third Party Rights in the Territory. Subject to Article 11, if any Product used or sold by Licensee, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory, Licensee shall [***] notify MTI and [***]. Licensee shall notify and keep MTI apprised in writing of any such action and shall consider and take into account MTI’s reasonable interests and requests regarding such action. Any settlement of such infringement claim that would admit liability on the part of MTI, Merck or any of their respective Affiliates shall be

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

subject to MTI’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.
9.8    Patent Extension. Upon request by Licensee, MTI shall reasonably cooperate (including by filing any applications), at MTI’s expense, to extend the term of any patent within the MTI Patents or MTI Owned Improvement Patents in the Territory. In the event that this Agreement is terminated, Licensee shall co-operate with MTI, to the extent available under applicable law in the Territory, to withdraw any applications, registrations or other filings made to extend the term of any patent within the MTI Patents or MTI Owned Improvement Patents in the Territory within [***] of such termination.
9.9    Trademarks. Licensee shall have the right to brand the Products in the Territory using Licensee related trademarks and any other trademarks and trade names it determines appropriate for the Products in the Territory (“Product Marks”), provided MTI will have the right to review and comment on any Licensee proposed Product Marks sufficiently in advance of Licensee’s adoption or registration of any such proposed Product Marks and Licensee will consider any feedback of MTI in good faith.
ARTICLE 10
REPRESENTATIONS AND WARRANTIES; COVENANTS
10.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
(a)    Corporate Existence. As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.
(b)    Corporate Power, Authority and Binding Agreement. As of the Effective Date or the date of any required approval by its shareholders, (i) it has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; (ii) it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.
(c)    No Conflict. As of the Effective Date, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not, in any material respect, conflict with, violate, breach or constitute a default or require any consent that has not been obtained under any contractual obligation or court or administrative order by which such Party is bound.
10.2    Additional Representations and Warranties of MTI. MTI represents and warrants to Licensee as follows, as of the Effective Date:

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)    Title; Encumbrances. It has sufficient legal and/or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind, of or to the MTI Technology to grant the licenses to Licensee as purported to be granted pursuant to this Agreement;
(b)    Notice of Infringement or Misappropriation. MTI and its Affiliates have not received any written notice from and they have no knowledge of any Third Party asserting or alleging that any research or Development of the Compound or Products prior to the Effective Date infringed or misappropriated, or Commercialization of the Compound or Products would infringe or misappropriate, the intellectual property rights of such Third Party;
(c)    No Proceeding. There are no pending, and to MTI’s or its Affiliates’ knowledge, no threatened, adverse actions, suits or proceedings involving MTI Technology, the Compound or the Product;
(d)    [***];
(e)    [***];
(f)    Merck Right of First Negotiation. Merck’s right of first negotiation under Section 3.07 of the Merck License Agreement has expired with respect to the Compound without being exercised and is not valid as of the Effective Date;
(g)    Merck License Agreement. Exhibit F hereto is an accurate and complete copy of the Merck License Agreement. The Merck License Agreement has not been amended nor has any material provision thereof been waived by MTI. The Merck License Agreement remains in full force and effect. The “Licensed Compound MK-0594” defined under the Merck License Agreement is the Licensed Compound under this Agreement. MTI has not received any notice of any claimed breach nor is MTI in breach or non-compliance thereunder, including any amounts payable is not in default thereunder nor is there any basis for the termination thereof; and
(h)    Previous Non-clinical and Clinical Studies. To MTI’s knowledge, MTI has provided Licensee with the complete list of non-clinical studies and clinical studies that have been conducted by Merck, MTI or its Affiliates. Section 1.90 (Past Clinical Study Reports) is the complete list of the Phase 1 Clinical Trials that have been conducted by Merck.
10.3    Mutual Covenants.
(a)    No Debarment. In the course of the Development of the Product, each Party shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)    Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Development and Commercialization of Products and performance of its obligations under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 USAC. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 USAC. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.
10.4    Merck License Agreement. MTI will not amend or waive any provision of the Merck License Agreement, in any way that materially affects Licensee’s rights hereunder, or elect to terminate the Merck License Agreement without the prior written consent of Licensee. MTI shall (i) perform its obligations under the Merck License Agreement, (ii) maintain its rights under the Merck License Agreement in all material respects, (iii) promptly notify Licensee in writing of any written notice threatening termination of the Merck License Agreement and (iv) promptly provide Licensee with a copy of any amendments thereto or waivers thereunder.
10.5    Disclaimer. Licensee understands that the Compound and Products are the subject of ongoing clinical research and development and that MTI cannot assure the safety or efficacy of any Compound or Product. In addition, MTI makes no warranties except as set forth in this Article 10 concerning the MTI Technology. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
ARTICLE 11
INDEMNIFICATION
11.1    Indemnification by MTI. MTI shall indemnify and hold harmless Licensee, its Affiliates and each of their respective directors, officers, employees, and agents (collectively, the “Licensee Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), resulting from any claims, demands, actions or other proceedings by any Third Party (“Claims”) to the extent resulting from (a) the breach of any representation, warranty or covenant by MTI under this Agreement or (b) the negligence or willful misconduct of MTI or its agents, Affiliates and contractors or (c) the manufacture, Development, or Commercialization or other disposition of the Products by MTI or its Affiliates or Other Licensees (except those carried out by Licensee or its Affiliates or sublicensees). The foregoing indemnity obligation shall not apply to the extent that (i) the Licensee Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and MTI’s defense of the relevant Claims is prejudiced by such failure, or (ii) any

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Claim arises from, is based on, or results from any activity set forth in Section 11.2(a), 11.2(b) or 11.2(c) for which Licensee is obligated to indemnify the MTI Indemnitees under Section 11.2.
11.2    Indemnification by Licensee. Licensee shall indemnify and hold harmless MTI, its Affiliates, Merck, and their respective directors, officers, employees, and agents (collectively, the “MTI Indemnitees”), from and against all Liabilities resulting from any Claims to the extent resulting from (a) the breach of any representation, warranty or covenant by Licensee under this Agreement, (b) the negligence or willful misconduct of Licensee or its agents, Affiliates and contractors, or (c) the manufacture, Development or Commercialization, or other disposition, of the Products by or on behalf of Licensee or its Affiliates or Sublicensees, including Claims based upon products liability in the Territory or with respect to exercise of Licensee’s right hereunder outside the Territory, except as may be set forth in the Supply Agreements between the Parties with respect to product liability arising from manufacturing defects. The foregoing indemnity obligation shall not apply to the extent that
(i)    the MTI Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and Licensee’s defense of the relevant Claims is prejudiced by such failure, or
(ii)    any Claim arises from, is based on, or results from any activity set forth in Section 11.1(a), 11.1(b) or 11.1(c) for which MTI is obligated to indemnify the Licensee Indemnitees under Section 11.1.
11.3    Indemnification Procedures. The Party claiming indemnity under this Article 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice, and the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. Each Party shall not settle or compromise any Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. If the Parties cannot agree as to the application of the foregoing Sections 11.1 and 11.2, each may conduct separate defenses of the Claim, and each Party reserves the right to claim indemnity from the other in accordance with this Article 11 upon the resolution of the underlying Claim.
11.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 12
CONFIDENTIALITY
12.1    Confidentiality. During the Term and for a period of [***] thereafter, each Party shall maintain all Confidential Information of the other Party in trust and confidence and shall not, without the written consent of the other Party, disclose any Confidential Information of the other Party to any Third Party or use any Confidential Information of the other Party for any purpose other than as provided in this Agreement. The confidentiality obligations of this Section 12.1 shall not apply to Confidential Information to the extent that the receiving Party can establish by competent evidence that such Confidential Information: (a) is publicly known prior or subsequent to disclosure without breach of confidentiality obligations by such Party or its Affiliates or their directors, officers, employees, consultants or agents; (b) was in such Party’s possession at the time of disclosure without any restrictions on further disclosure; (c) is received by such receiving Party, without any restrictions on further disclosure, from a Third Party who has the lawful right to disclose it, or (d) is independently developed by the receiving Party who had no access to the disclosing Party’s Confidential Information.
12.2    Authorized Disclosure. Nothing herein shall preclude a Party from disclosing the Confidential Information of the other Party to the extent:
(a)    such disclosure is reasonably necessary (i) for the filing or prosecuting of Patents as contemplated by this Agreement; (ii) to comply with the requirement of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval (or any pricing and reimbursement approvals) of a Product; or (iii) for prosecuting or defending litigations as contemplated by this Agreement;
(b)    such disclosure is reasonably necessary to its or its Affiliates’ directors, officers, employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;
(c)    such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to treat such Confidential Information as confidential;
(d)    such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, a valid order of a court of competent jurisdiction, administrative subpoena or order.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.2(a) or 12.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure. [***].
12.3    Destruction of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party shall destroy all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party. The receiving Party shall provide the disclosing Party a certificate attesting to the destruction of such materials.
12.4    Publicity; Terms of the Agreement.
(a)    The Parties agree that the material terms of this Agreement (including without limitation any exhibits hereto) shall be considered “Confidential Information” of each Party, subject to the special authorized disclosure provisions set forth in Section 12.2 and this Section 12.4.
(b)    The Parties have agreed to issue press releases in the forms attached as Exhibit E on or promptly after the Effective Date. After release of such press releases, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld. A Party commenting on such a proposed press release shall provide its comments, if any, within [***] after receiving the press release for review. In addition, to the extent required by applicable Laws, including regulations promulgated by applicable security exchanges, each Party shall have the right to make a press release announcing the achievement of each milestone (but not the amount of the relevant milestone payment) under this Agreement as it is achieved, and the achievements of Regulatory Approvals in the Territory as they occur, subject only to the review procedure set forth in the preceding sentence. In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder, provided the amount of such payment is not included in such proposed press release. Notwithstanding anything to the contrary in this Section 12.4, neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.4, provided such information remains accurate as of such time.
(c)    In addition, the Parties acknowledge that either or both Parties may be obligated to file under applicable Laws and regulation a copy of this Agreement with the USA Securities and Exchange Commission or similar stock exchange authorities or other governmental authorities. Each Party shall be entitled to make such a required filing; provided, however, that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.
(d)    MTI shall have the right to disclose the terms of this Agreement to any investor or potential investor in MTI and/or its Affiliates, shareholder or prospective shareholder of MTI and/or its Affiliates, licensee or potential licensee of MTI, or acquirer or potential acquirer of MTI (collectively “MTI Partners”). Any such MTI Partners must agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement. Licensee shall have the right to disclose the terms of this Agreement to any sublicensee or potential sublicensee of Licensee, or acquirer or potential acquirer of Licensee (collectively “Licensee Partners”). Any such Licensee Partners must agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement.
(e)    Notwithstanding anything to the contrary, Licensee may not disclose the Merck License Agreement to any Third Party without the prior written consent of MTI.
12.5    Technical Publication. Neither Party may publish peer reviewed manuscripts or give other forms of public disclosure such as abstracts and media presentations (such disclosure collectively, for purposes of this Section 12.5, “publication”), of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to the Product at least [***] (or at least [***] in the case of abstracts and media presentations) prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its initial comments in writing, if any, within [***] (or within [***] in the case of abstracts and media presentations) after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s reasonable request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to [***] in the event that the other Party can demonstrate reasonable need for such delay in order to accommodate the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within such [***] (or [***] as the case may be), such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 12.5 after the [***] (or [***], as the case may be) has elapsed. The Party seeking publication shall provide the other Party a copy of the publication at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.
12.6    Equitable Relief. Each Party acknowledges that its breach of Article 12 of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunctive and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 12 by the other Party. The rights and

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

remedies provided to each Party in this Article 12 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.
ARTICLE 13
TERM AND TERMINATION
13.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect on a Product-by-Product basis until the expiration of the Royalty Term of such Product in the Territory (the “Term”). On expiration in the Territory for a particular Product, the license of Section 2.1 for the Product shall automatically convert to be perpetual, irrevocable and non-exclusive in the Territory.
13.2    Termination by MTI for Patent Challenge. MTI may terminate this Agreement in its entirety immediately upon written notice to Licensee if Licensee or its Affiliates (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any MTI Patents or MTI Owned Improvement Patents anywhere in the world.
13.3    Termination for Breach.
(a)    Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, subject to Section 13.3(b), fails to cure such material breach within [***] from the date of such notice (or within [***] from the date of such notice in the event such material breach is based on the breaching Party’s failure to pay any amounts due hereunder). For clarity, Licensee’s failure to complete the Development Milestone by the deadline contemplated in Section 4.4 will be considered a material breach of this Agreement.
(b)    If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 13.3 (a), and such alleged breaching Party provides the other Party notice of such dispute within the applicable cure period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 13.3(a) unless and until an arbitrator, in accordance with Article 14, has determined that the alleged breaching Party has materially breached the Agreement and such breaching Party fails to cure such breach within the applicable cure period (measured as commencing after the arbitrator’s decision). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.
13.4    Termination for Bankruptcy. To the extent permitted under applicable Laws, if at any time during the Term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Non-Bankrupt Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon [***] written notice to the Bankrupt Party. It is agreed and understood that if the Non-Bankrupt Party does not elect to terminate this

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Non-Bankrupt Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means: (a) filing, in any court or agency pursuant to any statute or regulation of any state or country, (i) a petition in bankruptcy or insolvency, (ii) for reorganization or (iii) for the appointment of (or for an arrangement for the appointment of) a receiver or trustee of the Bankrupt Party or of its assets; (b) with respect to the Bankrupt Party, being served with an involuntary petition filed in any insolvency proceeding, which such petition is not dismissed within [***] after the filing thereof; (c) proposing or being a party to any dissolution or liquidation when insolvent; or (d) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 USAC. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 USAC. § 365(o) of the Bankruptcy Code, the Non-Bankrupt Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 USAC. § 365(n) of the Bankruptcy Code, and any other relevant Laws.
13.5    Termination by Licensee. At any time during the Agreement, Licensee shall have the right to terminate this Agreement in its entirety for any reason by sending [***] of such termination to MTI.
13.6    Effect of Termination. Upon any termination (but not expiration) of this Agreement, [***]. Without limiting the generality of the foregoing, the following rights and consequences shall apply upon any such termination (but not expiration) (in addition to any other rights and obligations under this Agreement with respect to such termination):
[***].
13.7    Obligations until Termination. For clarity, Licensee shall continue to perform all obligations under this Agreement with respect to the Development and Commercialization of Products until the effective date of termination and shall not modify in any material respects such activities from past practices during such period.
13.8    Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: 5.3, 6.5, 8.6, 8.7, 8.8, 8.9, 8. 10, 9.1(a), (b) and (c), 9.3(c) and (d), 10.5, Articles 11, 12, 13, 14, and 15.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 14
DISPUTE RESOLUTION
14.1    Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.
14.2    Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within [***] after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received, including at least [***] in-person meeting of the Executive Officers or their designated senior executives within [***] after such notice is received.
14.3    Arbitration. If the Executive Officers of the Parties are not able to resolve such dispute referred to them under Section 14.2 within such thirty (30) day period, then subject to Section 14.4, such dispute shall be settled by binding arbitration in accordance with the then current rules of commercial arbitration of the [***]. A single arbitrator with experience in the development and commercialization of drugs and diagnostics shall be appointed by mutual agreement of the Parties, but failing such agreement, selected in accordance with [***]. The place of arbitration shall be [***]. The arbitrator’s fees and expenses shall be shared equally by the Parties. Each Party shall bear and pay its own expenses incurred in connection with any dispute resolution under this Section 14.3. The proceedings, including any outcome, shall be confidential. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrator hereunder or pending the arbitrator’s decision of the dispute subject to arbitration.
14.4    Patent and Trademark Disputes. Notwithstanding Section 14.3, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent covering the manufacture, use, importation, offer for sale or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the country in which such Patent or trademark rights were granted or arose.
ARTICLE 15
MISCELLANEOUS
15.1    MTI’s Change of Control. In the event that MTI or its Affiliate undergoes a Change of Control to a Competing Company or MTI or its Affiliate acquires control of a

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Competing Company (except in case that MTI’s Affiliate becomes a Third Party hereunder as the result of such Change of Control), MTI shall (or shall cause its relevant Affiliate and/or Competing Company to) [***].
15.2    Entire Agreement; Amendment. This Agreement, together with the exhibits attached hereto and which are hereby incorporated herein, represents the entire agreement and understanding between the Parties with respect to its subject matter and supersedes and terminates any prior and/or contemporaneous discussions, representations or agreements, whether written or oral, of the Parties regarding the subject matter hereto, and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof (including the Prior CDA). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. Amendments or changes to this Agreement shall be valid and binding only if in writing and signed by duly authorized representatives of the Parties.
15.3    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than [***], then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.
15.4    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.4, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or a reputable courier service, or (b) [***] after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.
If to MTI:    Menlo Therapeutics Inc.
Attn: Chief Executive Officer
4085 Campbell Ave, Suite 200
Menlo Park, CA 94025

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

With a copy to (which shall not constitute notice):
Morrison & Foerster, LLP
Attn: Stephen Thau, Esq.
1650 Tysons Boulevard Suite 400
McLean, VA 22102-4220
If to Licensee:    Torii Pharmaceutical Co., Ltd.
Attn: Vice President, Business Development
Torii Nihonbashi Building
4-1, Nihonbashi-Honcho 3-chome
Chuo-ku, Tokyo 103-8439
and
Japan Tobacco Inc. (Pharmaceutical Division)
Attn: Vice President, Business Development
Torii Nihonbashi Building
4-1, Nihonbashi-Honcho 3-chome
Chuo-ku, Tokyo 103-0023
With a copy to (which shall not constitute notice):
Holland & Knight LLP
Attn: Neal Beaton, Esq.
31 West 52nd Street
New York NY 10019 USA
15.5    No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.
15.6    Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that either Party may assign this Agreement without the prior consent of the other Party: (a) to a Third Party successor to all or substantially all of its stock or assets relating to the Product (an “Acquiror”), whether in connection with a merger, consolidation or sale of assets or other transaction; or (b) to its Affiliate. Further, MTI may assign without Licensee’s consent its rights to royalties received under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any successor or assignee of rights and/or obligations permitted hereunder shall,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

in writing to the other Party, expressly assume performance of such rights and/or obligations. Any attempted or purported assignment in violation of this Section 15.6 shall be null and void.
(a)    The MTI Patents, MTI Owned Improvement Patents, MTI Know-How, MTI Data, MTI Pediatric Formulation, MTI Formulations and MTI Technology shall exclude any Patents and Know-How Controlled by any Acquiror (or any Affiliate thereof, excluding the Party hereto that becomes an Affiliate of the Acquiror as a result of such transaction) prior to the acquisition and which (i) were not obtained from Licensee or its Affiliates or (ii) Cover inventions or comprise Know-How or Data developed outside of and unrelated to any activities under this Agreement.
(b)    The Licensee Patents, Licensee Owned Improvement Patents, Licensee Owned Improvement Know-How and Licensee Data shall exclude any Patents, Data and Know-How Controlled by any Acquiror (or any Affiliate thereof, excluding the Party hereto that becomes an Affiliate of the Acquiror as a result of such transaction) prior to the acquisition and which (i) were not obtained from MTI or its Affiliates or (ii) Cover inventions or comprise Know-How or Data developed outside of and unrelated to any activities under this Agreement.
15.7    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
15.8    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
15.9    Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties shall negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement.
15.10    No Waiver. No provision of this Agreement can be waived except by the express written consent of the Party waiving compliance. Except as specifically provided for herein, the waiver from time to time by either Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.
15.11    Independent Contractors. For all purposes under this Agreement, Licensee and MTI are independent contractors with respect to each other, and shall not be deemed to be an

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

employee, agent, partner or legal representative of the other Party. This Agreement does not grant any Party or its employees, consultants or agents any authority (express or implied) to do any of the following without the prior express written consent of the other Party: create or assume any obligation; enter into any agreement; make any representation or warranty; serve or accept legal process on behalf of the other Party; settle any claim by or against the other Party; or bind or otherwise render the other liable in any way.
15.12    Governing Law. This Agreement shall be governed by the laws of the [***], without regard to its choice of law provisions that would require the application of the laws of a different jurisdiction.
15.13    Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same legal instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.
TORII PHARMACEUTICAL CO., LTD.         MENLO THERAPEUTICS INC.

By:	/s/ Shoichiro Takagi	By:	/s/ Steven Basta
Name:	Shoichiro Takagi	Name:	Steven Basta
Title:	President and CEO	Title:	CEO
JAPAN TOBACCO INC.

By:	/s/ Muneaki Fujimoto
Name:	Muneaki Fujimoto
Title:	President, Pharmaceutical Business

i

LIST OF EXHIBITS:
Exhibit A:    Letter Agreement
Exhibit B:    MTI Patents
Exhibit C:    Development Plan
Exhibit D:    Supply Agreement Key Terms
Exhibit E:    Press Releases
Exhibit F:     Merck License Agreement

-ii-

Exhibit A
Letter Agreement

[***]

A-1

Exhibit B
[MTI Patents]

[***]

B-1

Exhibit C
Development Plan

[***]

C-1

Exhibit D
Supply Agreements Key Terms

[***]

D-1

Exhibit E
Press Releases

[See Attached]

E-1

FOR IMMEDIATE RELEASE
Tokyo, August 10, 2016

JT and Torii Sign Exclusive License Agreement with Menlo Therapeutics for Development and Commercialization of NK-1 receptor antagonist in Japan

Japan Tobacco Inc. (JT) (TSE:2914) and Torii Pharmaceutical Co., Ltd. (Torii) (TSE:4551) announced today that the companies have signed an exclusive license agreement with Menlo Therapeutics Inc. (Menlo Therapeutics) for the development and commercialization of serlopitant in Japan.

Serlopitant is a first–in-class, once-daily, oral neurokinin (NK-1) receptor antagonist candidate for the treatment of pruritus. It is expected to suppress pruritus involving the NK-1 signalling pathway. Serlopitant showed antipruritic effects in a phase 2 clinical trial in patients with chronic pruritus conducted by Menlo Therapeutics.

Under the terms of the agreement, JT and Torii will jointly develop serlopitant in Japan and Torii will be commercializing it, once the development and necessary approval procedures have been completed. The companies will pay to Menlo Therapeutics upfront licensing fees and payments upon the achievement of certain milestones, and royalties based on future sales in Japan.

ABOUT Menlo Therapeutics Inc.
Menlo Therapeutics Inc., formerly Tigercat Pharma, Inc., is a clinical stage pharmaceutical company dedicated to the development of serlopitant, a once-daily oral NK1 antagonist, for the treatment of pruritus. Menlo Therapeutics is funded by leading healthcare investors Vivo Capital (http://vivocapital.com), Presidio Partners (http://presidiopartners.com), Remeditex Ventures, LLC (http://www.remeditex.com) and F-Prime Capital (http://fprimecapital.com). More information is available at http://menlotherapeutics.com/.

###

Japan Tobacco Inc. is a leading international tobacco company. Its products are sold in over 120 countries and its globally recognized brands include Winston, Camel, Mevius, LD and Natural American Spirit. With diversified operations, JT is also actively present in pharmaceuticals and processed foods. The company’s revenue was ¥2.253 trillion (US$18,679 million(*)) in the fiscal year ended December 31, 2015.

*Translated at the rate of ¥120.61 per $1, as of December 31, 2015

Contact for Japan Tobacco Inc.:	Contact for Torii Pharmaceutical Co., Ltd.:
Ryohei Sugata, General Manager	Planning Department (Public Relations)
Media and Investor Relations Division	Torii Pharmaceutical Co., Ltd.
Japan Tobacco Inc. Tokyo: +81-3-5572-4292	Tokyo: +81-3-3231-6814
E-mail: jt.media.relations@jt.com

FOR IMMEDIATE RELEASE
Menlo Park, CA. August 10, 2016

Menlo Therapeutics Signs Exclusive License Agreement with Japan Tobacco and Torii Pharmaceuticals for Development and Commercialization of NK-1 receptor antagonist in Japan

Menlo Therapeutics Inc, (Menlo Park, CA) announced today that it has entered into an exclusive license agreement with Japan Tobacco Inc. (JT) (TSE:2914) and Torii Pharmaceutical Co., Ltd. (Torii) (TSE:4551) for the development and commercialization of serlopitant in Japan. Serlopitant is a first–in-class, once-daily oral NK-1 receptor antagonist candidate for the treatment of pruritus. Serlopitant has demonstrated antipruritic effects in a Phase 2 clinical trial in patients with severe, chronic pruritus conducted by Menlo Therapeutics.

Under the terms of the agreement, JT and Torii will jointly develop serlopitant in Japan and Torii will commercialize it, once the development and necessary approval procedures have been completed. The companies will pay to Menlo Therapeutics upfront licensing fees and payments upon the achievement of certain milestones, and royalties based on future sales in Japan.

Serlopitant has been evaluated in a 257-patient randomized, double-blind, placebo-controlled dose-finding Phase 2 clinical trial for the treatment of severe chronic pruritus. All serlopitant treatment groups demonstrated reduced pruritus as compared with the placebo group, with statistically significant improvement seen at the two higher dose levels. Based upon this successful Phase 2 study, Menlo Therapeutics in partnership with JT and Torii is expanding development to multiple clinical populations in which severe pruritus represents a significant unmet clinical need.

“We are delighted to have JT and Torii as our partner in Japan. JT and Torii have significant pruritus development and marketing experience in Japan, and they are the current market leader in pruritus therapy for patients on hemodialysis. Torii also has a strong established position in the Japanese dermatology market. These dual market capabilities make JT and Torii an excellent partner for serlopitant development and commercialization” said Steve Basta, CEO of Menlo Therapeutics.

ABOUT Menlo Therapeutics Inc.
Menlo Therapeutics Inc., formerly Tigercat Pharma, Inc., is a clinical stage pharmaceutical company dedicated to the development of serlopitant, a once-daily oral NK1 antagonist, for the treatment of pruritus. Menlo Therapeutics is funded by leading healthcare investors Vivo Capital (http://vivocapital.com), Presidio Partners (http://presidiopartners.com), Remeditex Ventures, LLC (http://www.remeditex.com) and

F-Prime Capital (http://fprimecapital.com). More information is available at http://menlotherapeutics.com/..

###

Contact for Menlo Therapeutics:
Steven Basta
Chief Executive Officer
650-430-5777
media@menlotx.com

Exhibit F
Merck License Agreement

[***]

F-1

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.